As filed with the Securities and Exchange Commission on June 21, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0308867

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
234 S. Extension Road
Mesa, Arizona 85210
(Address of Principal Executive Offices)(Zip Code)
2005 Stock Award Plan
(Full Title of the Plan)
Robert J. Brilon
Chief Executive Officer, President, and Chief Financial Officer
InPlay Technologies, Inc.
234 S. Extension Road
Mesa, Arizona 85210
(480) 586-3300
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Quinn P. Williams, Esq.
Scott K. Weiss, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	Per Share	Offering Price	Registration Fee
Common Stock, par value $.001 per share	500,000 Shares (2)	$2.20 (3)	$1,100,000	$33.77

(1)	This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2005 Stock Award Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of InPlay Technologies, Inc.

(2)	Consists of shares of common stock reserved for issuance upon exercise of options not yet granted, and awards of restricted stock not yet made, under the 2005 Stock Award Plan..

(3)	Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of Common Stock of InPlay Technologies, Inc. as quoted on the NASDAQ Capital Market on June 18, 2007.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.1
EX-23.2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Explanatory Note:
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement covers 500,000 shares of common stock, which together with the 500,000 already registered, constitute 1,000,000 shares of common stock registered for issuance under the InPlay Technologies, Inc. 2005 Stock Award Plan.
     InPlay Technologies, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Reg No. 333-125887) as filed with the Securities and Exchange Commission on June 17, 2005.
Item 8. Exhibits.

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.13 (b)	InPlay Technologies, Inc. 2005 Stock Award Plan (1)

10.24	First Amendment to InPlay Technologies, Inc. 2005 Stock Award Plan (2)

23.1	Consent of Independent Registered Public Accounting Firm – Moss Adams LLP

23.2	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 20, 2005, as filed with the Commission on May 25, 2005.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 31, 2007, as filed with the Commission on June 1, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mesa, state of Arizona, on this 21st day of June, 2007.

INPLAY TECHNOLOGIES, INC.
By:	/s/ Robert J. Brilon
Robert J. Brilon
Chief Executive Officer, President, and Chief Financial Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Brilon as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Position	Date

/s/ Steven P. Hanson	Chairman of the Board	June 21, 2007
Steven P. Hanson

/s/ Robert J. Brilon	Chief Executive Officer, President,	June 21, 2007
Robert J. Brilon	Chief Financial Officer, and Director
(Principal Executive, Financial, and
Accounting Officer)

/s/ John W. Hail	Director	June 21, 2007
John W. Hail

/s/ P. Robert Moya	Director	June 21, 2007
P. Robert Moya

/s/ William E. Peelle	Director	June 21, 2007
William E. Peelle

EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.13 (b)	InPlay Technologies, Inc. 2005 Stock Award Plan (1)

10.24	First Amendment to InPlay Technologies, Inc. 2005 Stock Award Plan (2)

23.1	Consent of Independent Registered Public Accounting Firm – Moss Adams LLP

23.2	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 20, 2005, as filed with the Commission on May 25, 2005.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 31, 2007, as filed with the Commission on June 1, 2007